EXHIBIT 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2003, which appears on page 22 of the Annual Report on Form 10-KSB of Atlas Minerals Inc. for the year ended December 31, 2002.


/s/ Horwath Gelfond Hochstadt Pangburn, P.C.

Horwath Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
November 13, 2003